CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-204712 on Form S-8 of Nobilis Health Corp of our report dated March 14, 2017 relating to the 2016 and 2015 financial statements, appearing in this Annual Report on Form 10-K.

/s/ Crowe Horwath LLP

Dallas, Texas
March 14, 2017